UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  May 4, 2010

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300
Norcross, Georgia 30092
(Address of Principal Executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Executive Bonus Plan

    On May 4, 2010, the Compensation Committee of the Board of Directors of Comverge, Inc. approved the 2010 bonus plan for Comverge's executive management. Consistent with the 2009 bonus plan, the 2010 bonus plan is intended to create financial incentives for the participants to perform their jobs with the objective of increasing stockholder value. The 2010 bonus plan consists of a cash bonus award and a long-term incentive equity award. Participants in the 2010 bonus plan include the following individuals (the "Officers"):

•	R. Blake Young, President and Chief Executive Officer;

•	Edward J. Myszka, Executive Vice President of Operations and Chief Operating Officer;

•	Michael D. Picchi, Executive Vice President and Chief Financial Officer;

•	Matthew H. Smith, Executive Vice President and General Counsel;

•	Arthur Vos, IV, Executive Vice President of Development and Chief Technology Officer; and

•	John Waterworth, Vice President and Corporate Controller.

    Messrs. Myszka, Picchi, Smith and Vos were each a named executive officer for Comverge's fiscal year ended December 31, 2009.

    Bonus targets are calculated as a percentage of a participant's base salary and provide a range of potential payments based on performance levels that begin with no bonus below a threshold performance level, a target level and a maximum level. Awards under the 2010 bonus plan will be made based on the achievement of defined financial targets and specific non-financial objectives established for each participant. The targets for each participant in the 2010 bonus plan consist of (i) revenue reported, (ii) net increase in megawatts, including megawatts under contract, and (iii) net income.

    The aggregate cash payments under the 2010 plan to the Officers range from $406,250 if each of the Officers achieve his respective threshold performance levels to a maximum of $1,608,125 if each of the Officers achieves the maximum level of his respective performance levels. The value of the awards under the long-term equity incentive portion of the 2010 bonus plan is also based on achieving the same performance levels. The following table summarizes, for each Officer, the value of potential long-term equity awards under the 2010 bonus plan.

Cash Value of Potential Long-term Equity Bonus
Officer	Title	Threshold	Target	Maximum
R. Blake Young	President and Chief Executive Officer	$-- *	$-- *	$-- *
Edward J. Myszka	Executive Vice President of Operations and Chief Operating Officer	$282,500**	$375,000**	$470,000**
Michael D. Picchi	Executive Vice President and Chief Financial Officer	$339,000* *	$450,000**	$564,000**
Matthew H. Smith	Executive Vice President and General Counsel	$237,300**	$315,000**	$394,800**
Arthur Vos, IV	Executive Vice President of Development and Chief Technology Officer	$ 98,000**	$131,250**	$197,750**
John Waterworth	Vice President and Corporate Controller	$ 35,505**	$ 47,250**	$ 59,130**

* Mr. Young is eligible to receive a cash bonus award, but not an equity bonus award under the 2010 bonus plan.

** The dollar amount shown represents the cash value of the equity portion of the 2010 bonus plan with respect to the individuals shown. Equity awards under the 2010 bonus plan will be granted in the form of options and restricted stock in the manner summarized in the paragraph following this table and the number of options or shares, as applicable, will be determined based on the then-current per share price for our common stock.

    The Compensation Committee will determine the actual amount of bonus earned by each of the 2010 bonus plan participants after December 31, 2010, following Comverge's preparation of its financial statements for fiscal 2010 and the completion of the audit of those financial statements by Comverge's independent registered public accounting firm. Any equity award under the 2010 bonus plan will be based on the volume weighted average share price over the period from January 1, 2011 through the date of the March Compensation Committee meeting in 2011.  The issuance of the long-term equity awards will also contain a ceiling share price and a limit on the maximum number of awards that may be issued.  This will allow the Company to preserve the equity pool and will provide an incentive for the officers to achieve greater equity awards if the Company’s stock price increases. The restricted stock would be valued using the volume weighted average share price and the options would be valued at 50% of the value of the restricted stock.  All options issued will have an exercise price equal to the fair market value on the date of the grant.

Amended and Restated 2006 Comverge, Inc. Long-term Incentive Plan

    At the Annual Meeting of Stockholders held on May 5, 2010 (the “Annual Meeting”), the stockholders of Comverge, Inc. approved an amendment and restatement of Comverge’s 2006 Long-term Incentive Plan (the “Amended Plan”), which amendment and restatement was previously approved by the Board of Directors in March 2010, subject to stockholder approval.  The Amended Plan will:  (1) increase the number of shares of the Company’s common stock that may be granted pursuant to awards granted under the Amended Plan by an additional 1,400,000 shares, (2) prohibit the repricing of stock options or stock appreciation rights (“SARs”) or the granting of stock options or SARs with an exercise price less than the fair market value of common stock on the date of grant, (3) prohibit the issuance of shares surrendered for payment of the exercise price or withholding taxes under stock options or SARs and shares repurchased in the open market with the proceeds from the exercise of stock options, (4) prohibit the issuance of shares granted pursuant to the exercise of SARs, including shares not issued or delivered as a result of the net settlement of an outstanding option or SAR and (5) give the Compensation Committee of the Board the right to accelerate the vesting or exercisability of awards granted under the Amended Plan.  At the Annual Meeting, the Company’s stockholders approved the Amended Plan. The foregoing summary of the amendments included in the Amended Plan is qualified in its entirety by the text of the Amended Plan, which is attached as Appendix I to Comverge's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2010, and is hereby incorporated by reference herein.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

    The 2010 Annual Meeting of Stockholders of Comverge, Inc. was held on May 5, 2010.  Proxies with regard to the matters voted upon at the Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended.  Two directors, Nora Mead Brownell and A. Laurence Jones were elected to a term of three years.  Abstentions and broker non-votes were only counted for purposes of determining whether a quorum was present.  The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting was required to elect the directors in Proposal (1).  In the case of Proposals, (2), (3) and (4), the affirmative vote of the holders of a majority of the votes cast in person or represented by proxy at the Annual Meeting was required to approve these proposals.

    Set forth below are the results on each matter voted upon at the Annual Meeting:

(1)
The election of two Class III directors named below to serve until the 2013 Annual Meeting of Stockholders. There was no solicitation in opposition to the nominees listed in the proxy statement, and the nominees were elected.

Votes
Nominees	For	Withheld	Broker Non-Votes
Nora Mead Brownell	12,019,954	871,132	2,873,059

A. Laurence Jones	12,806,988	84,098	2,873,059

(2)
The approval of the Amended and Restated Comverge, Inc. 2006 Long-term Incentive Plan.  This proposal was approved with approximately 97% of the shares present or represented at the Annual Meeting voting for the proposal and approximately 3% of the shares voting against the proposal.

Votes
For	Against	Abstain	Broker Non-Votes
12,464,202	408,593	18,291	2,873,059

(3)
The ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal was approved with approximately 99% of the shares present or represented at the Annual Meeting voting for the proposal and approximately 0.15% of the shares voting against the proposal.

Votes
For	Against	Abstain	Broker Non-Votes
15,738,025	23,880	2,240	—

(4)
Shareholder Proposal – To repeal the classified structure of the board of directors.  This proposal was approved with approximately 72% of the shares present or represented at the Annual Meeting voting for the proposal and approximately 16% of the shares voting against the proposal.

Votes
For	Against	Abstain	Broker Non-Votes
9,271,155	2,065,249	1,554,682	2,873,059

Item 9.01 – Financial Statements and Exhibits

Incorporated by reference herein
Exhibit No.	Description	Form	Date
10.1	Amended and Restated Comverge, Inc. 2006 Long-term Incentive Plan	Definitive Proxy Statement on Schedule 14A	March 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:       /s/ Michael Picchi
Name:  Michael Picchi
Title:    Executive Vice President and Chief Financial Officer

Dated: May 7, 2010

EXHIBIT INDEX

Incorporated by reference herein
Exhibit No.	Description	Form	Date
10.1	Amended and Restated Comverge, Inc. 2006 Long-term Incentive Plan	Definitive Proxy Statement on Schedule 14A	March 22, 2010